POWER OF ATTORNEY
 The undersigned hereby makes, constitutes and appoints each of Candice L.
Cheeseman and Robert N. Fitzgerald, signing singly, as the undersigned's true and lawful attorney-in-fact, with full power and authority as hereinafter described on behalf of and in the name, place and stead of the undersigned to:
 (1) prepare, execute, acknowledge in the undersigned's name and on the undersigned's behalf, and submit to the U.S. Securities and Exchange Commission (the
"SEC") a Form ID, including any amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Section 16 of the Securities
Exchange Act of 1934 and the rules and regulations promulgated thereunder, as amended from time to time (the "Exchange Act"), or any rule or regulation of the SEC;
 (2) prepare, execute, acknowledge, deliver and file Forms 3, 4 and 5 or such other forms, including any amendments thereto, as may be required by Section 16 of the
Exchange Act with respect to the securities of Rose Rock Midstream, L.P., a Delaware limited partnership (the "Company"), with the SEC and the Company;
 (3) seek or obtain, as the undersigned's representative and on the undersigned's behalf, information on transactions in the Company's securities from any third party, including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release any such information to the undersigned and approves and ratifies any such release of information; and
 (4) perform any and all other acts which in the discretion of such attorney-in-fact are determined to be necessary or desirable for and on behalf of the undersigned in connection with the foregoing.
The undersigned acknowledges that:
 (1) this Power of Attorney authorizes, but does not require, each such attorney-in-
fact to act in his or her discretion on information provided to such attorney-in-fact without independent verification of such information;
 (2) any documents prepared and/or executed by each such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney will be in such form and will contain such information and disclosure as such attorney-in-fact, in his or her discretion, deems necessary or desirable;
 (3) neither the Company nor such attorneys-in-fact assume(s) (i) any liability for the undersigned's responsibility to comply with the requirements of the Exchange Act, (ii)
any liability of the undersigned for any failure to comply with such requirements, or (iii)
any obligation or liability of the undersigned for profit disgorgement under Section 16(b)
of the Exchange Act; and
 (4) this Power of Attorney does not relieve the undersigned from responsibility for compliance with the undersigned's obligations under the Exchange Act, including without limitation the reporting requirements under Section 16 of the Exchange Act.
 The undersigned hereby gives and grants to each such attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary or appropriate to be done in and about the foregoing matters as fully to all intents and purposes as the undersigned might or could do if present, hereby ratifying all that such attorney-in-fact of, for and on behalf of the undersigned, shall lawfully do or cause to be done by virtue of this Power of Attorney.
 This Power of Attorney shall remain in full force and effect until revoked by the undersigned in a signed writing delivered to such attorneys-in-fact.
 IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 7th day of December, 2012.

/s/ Robert E. Dunn__________________
Robert E. Dunn

STATE OF OKLAHOMA  )
  ) ss.
COUNTY OF TULSA  )
 On this 7th day of December, in the year 2012, before me, the undersigned, a
Notary Public in and for said state, personally appeared Robert E. Dunn, personally known to me or proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity, and that by his/her signature on the instrument, the person or the entity upon behalf of which the person acted, executed the instrument.

(SEAL)

    /s/ Elayna M. Conner
    Notary Public
    My Commission Expires:  2/22/2014